Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 22, 2013		574-235-2000

1st Source Corporation Reports Record Annual Earnings,
History of Increased Dividends Continues

South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today announced record net income of $49.63 million for the year of 2012, an increase of 2.98% over the $48.20 million in 2011.  The annual net income sets a record as the highest in company history. Fourth quarter net income was $12.35 million, up 10.41% compared to $11.18 million in the fourth quarter of 2011, due to higher mortgage banking income along with reduced loan and lease collection and repossession expenses.
Diluted net income per common share for the year was $2.02, an all-time record and an increase of 3.06% over the $1.96 per common share a year earlier.  Diluted net income per common share for the fourth quarter was $0.50, up 11.11% compared to $0.45 per common share reported in the fourth quarter of the previous year.
At the January 2013 meeting, the Board of Directors approved a cash dividend of $0.17 per common share.  The cash dividend is payable on February 15, 2013 to shareholders of record on February 4, 2013. Dividends for 2012 increased 3.13% over the previous year and achieved 25 years of consecutive dividend growth.
       Christopher J. Murphy, III, Chairman of 1st Source, commented, "In spite of the rocky economy, 2012 was a good year for 1st Source Corporation.  We set a record for annual net income. We continue our record of 25 years of consecutive dividend growth which puts us in a very select group nationally.”
       “We also had a busy fourth quarter.  New banking centers were opened in Nappanee and Columbia City, Indiana; mobile banking and purchase rewards for our checking account clients were rolled out; and 1st Source Mortgage Express was introduced – a quick and easy online mortgage application that is especially handy for our clients wishing to refinance.”
“Credit continues to improve.  Our 30 day delinquency rate ended 2012 at 0.16% of total loans and leases; our net charge-offs for 2012 were 0.13% to average net loans and leases; while our net charge-offs in dollars were $4.09 million compared to $8.36 million a year earlier.  Credit performance is strong, but our net interest margin is being squeezed. We continue to focus on controlling expenses to compensate.”
“At 1st Source, we strive to be distinctively convenient, provide straight talk and sound advice for our clients, and always keep their best interests in mind – treating them in a very personal way.  I am proud of what my colleagues throughout the Bank have accomplished this year. It is their focus and dedication to serving our clients well that has led to our success.” Mr. Murphy concluded.

The net interest margin was 3.64% for the fourth quarter of 2012 versus 3.66% for the same period in 2011.  The net interest margin was 3.69% for the years ending December 31, 2012 and 2011.  Tax-equivalent net interest income was $39.00 million for the fourth quarter of 2012, compared to $37.89 million for 2011’s fourth quarter.  For the twelve months of 2012, tax-equivalent net interest income was $153.84 million, compared to $150.91 million for the twelve months of 2011.
As of December 31, 2012, the common equity-to-assets ratio was 12.28%, compared to 11.98% at December 31, 2011 and its tangible common equity-to-tangible assets ratio was 10.56% at December 31, 2012 compared to 10.18% at December 31, 2011.  Common shareholders’ equity was $558.66 million, up from $523.92 million a year ago.  Total assets at the end of 2012 were $4.55 billion, up 4.04% from the same period last year.  Total loans and leases at December 31, 2012 were $3.33 billion, up 7.67%, and total deposits at December 31, 2012 were $3.62 billion, up 2.96% from the comparable figures at the end of 2011.
Reserve for loan and lease losses as of December 31, 2012 was 2.50% of total loans and leases, compared to 2.64% as of December 31, 2011.  Net charge-offs were $0.98 million for the fourth quarter 2012, compared to $2.17 million in the fourth quarter 2011.  Net charge-offs for the full year were $4.09 million in 2012 compared to $8.36 million in 2011.  The ratio of nonperforming assets to net loans and leases was 1.25% on December 31, 2012, compared to 2.28% on December 31, 2011.
Noninterest income for the fourth quarter of 2012 was $20.57 million, up 1.52% compared to $20.27 million for the fourth quarter of 2011.  The fourth quarter increase was a result of higher mortgage banking income and investment securities and other investment gains offset by lower equipment rental income.  For the year, noninterest income was $81.19 million, up slightly from the $80.87 million in 2011.  The year-to-date increase was due to higher mortgage banking income and insurance commissions reduced by lower equipment rental income and investment securities and other investment gains.
Noninterest expense for the fourth quarter of 2012 was $39.72 million, down 2.62% compared to $40.79 million for the fourth quarter of 2011.  The leading factors for the fourth quarter decrease were reduced depreciation on leased equipment and lower loan and lease collection and repossession expenses offset by higher salary and employee benefits expense.  For the year ending December 31, 2012, noninterest expense was $151.54 million, down from $152.35 million one year ago.  The annual difference was a result of reduced depreciation on leased equipment, reductions to provisions for unfunded loan commitments, loan and lease collection and repossession expenses, and lower net occupancy expenses.  These decreases were offset by increased salary and employee benefit expenses and furniture and equipment expenses.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area.  While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services.  1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment.  The Corporation includes 76 community banking centers in 17 counties, 9 trust and wealth management locations, 8 1st Source Insurance offices, as well as 22 specialty finance locations nationwide.  Celebrating 150 years, 1st Source has a history dating back to 1863.  The Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the NASDAQ Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src".  Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.”  Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties.  1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time.  Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements.  Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC.  1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2012 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
END OF PERIOD BALANCES
Assets			$4,550,693	$4,374,071
Loans and leases			3,327,553	3,090,543
Deposits			3,624,347	3,520,141
Reserve for loan and lease losses			83,311	81,644
Intangible assets			87,502	87,675
Common shareholders' equity			558,655	523,918

AVERAGE BALANCES
Assets	$4,548,602	$4,421,259	$4,472,879	$4,402,554
Earning assets	4,260,643	4,102,618	4,174,443	4,090,297
Investments	900,882	858,941	882,392	899,895
Loans and leases	3,268,948	3,063,248	3,209,490	3,078,581
Deposits	3,635,800	3,548,246	3,574,211	3,555,454
Interest bearing liabilities	3,265,521	3,247,367	3,239,530	3,286,246
Common shareholders' equity	559,307	522,267	545,631	506,939

INCOME STATEMENT DATA
Net interest income	$38,509	$37,330	$151,776	$148,400
Net interest income - FTE	39,004	37,893	153,844	150,907
Provision for (recovery of) loan and lease losses	793	(396)	5,752	3,129
Noninterest income	20,574	20,265	81,192	80,872
Noninterest expense	39,717	40,787	151,536	152,354
Net income	12,346	11,182	49,633	48,195

PER SHARE DATA
Basic net income per common share	$0.50	$0.45	$2.02	$1.96
Diluted net income per common share	0.50	0.45	2.02	1.96
Common cash dividends declared	0.17	0.16	0.66	0.64
Book value per common share	23.04	21.64	23.04	21.64
Tangible book value per common share	19.43	18.02	19.43	18.02
Market value - High	23.15	26.06	26.79	26.06
Market value - Low	19.70	19.91	19.70	17.86
Basic weighted average common shares outstanding	24,270,198	24,213,834	24,267,471	24,237,924
Diluted weighted average common shares outstanding	24,279,465	24,224,751	24,277,328	24,247,456

KEY RATIOS
Return on average assets	1.08%	1.00%	1.11%	1.09%
Return on average common shareholders' equity	8.78	8.49	9.10	9.51
Average common shareholders' equity to average assets	12.30	11.81	12.20	11.51
End of period tangible common equity to tangible assets	10.56	10.18	10.56	10.18
Risk-based capital - Tier 1	14.26	15.21	14.26	15.21
Risk-based capital - Total	15.57	16.51	15.57	16.51
Net interest margin	3.64	3.66	3.69	3.69
Efficiency: expense to revenue	65.95	68.60	63.33	64.35
Net charge-offs to average loans and leases	0.12	0.28	0.13	0.27
Loan and lease loss reserve to loans and leases	2.50	2.64	2.50	2.64
Nonperforming assets to loans and leases	1.25	2.28	1.25	2.28

ASSET QUALITY
Loans and leases past due 90 days or more			$442	$460
Nonaccrual loans and leases			36,417	56,440
Other real estate			4,311	7,621
Former bank premises held for sale			1,034	1,134
Repossessions			63	6,792
Equipment owned under operating leases			-	29
Total nonperforming assets			42,267	72,476

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$83,232	$61,406
Federal funds sold and interest bearing deposits with other banks	702	52,921
Investment securities available-for-sale
(amortized cost of $849,139 and $853,204 at
December 31, 2012 and 2011, respectively)	880,764	883,000
Other investments	22,609	18,974
Trading account securities	146	132
Mortgages held for sale	10,879	12,644

Loans and leases, net of unearned discount:
Commercial and agricultural loans	639,069	545,570
Auto, light truck and environmental equipment	438,147	435,965
Medium and heavy duty truck	172,002	159,796
Aircraft financing	696,479	620,782
Construction equipment financing	278,974	261,204
Commercial real estate	554,968	545,457
Residential real estate	438,641	423,606
Consumer loans	109,273	98,163
Total loans and leases	3,327,553	3,090,543
Reserve for loan and lease losses	(83,311)	(81,644)
Net loans and leases	3,244,242	3,008,899

Equipment owned under operating leases, net	52,173	69,551
Net premises and equipment	45,016	39,857
Goodwill and intangible assets	87,502	87,675
Accrued income and other assets	123,428	139,012

Total assets	$4,550,693	$4,374,071

LIABILITIES
Deposits:
Noninterest bearing	$646,380	$580,101
Interest bearing	2,977,967	2,940,040
Total deposits	3,624,347	3,520,141

Short-term borrowings:
Federal funds purchased and securities sold
under agreements to purchase	158,680	106,991
Other short-term borrowings	10,508	18,243
Total short-term borrowings	169,188	125,234
Long-term debt and mandatorily redeemable securities	71,021	37,156
Subordinated notes	58,764	89,692
Accrued expenses and other liabilities	68,718	77,930
Total liabilities	3,992,038	3,850,153

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	346,535	346,535
Retained earnings	223,715	190,261
Cost of common stock in treasury	(31,134)	(31,389)
Accumulated other comprehensive income	19,539	18,511
Total shareholders' equity	558,655	523,918

Total liabilities and shareholders' equity	$4,550,693	$4,374,071

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest income:
Loans and leases	$40,552	$40,236	$161,376	$163,986
Investment securities, taxable	3,852	4,445	16,426	18,533
Investment securities, tax-exempt	814	889	3,340	4,013
Other	255	284	943	991
Total interest income	45,473	45,854	182,085	187,523

Interest expense:
Deposits	5,009	6,489	21,877	30,762
Short-term borrowings	33	60	169	300
Subordinated notes	1,542	1,647	6,484	6,589
Long-term debt and mandatorily redeemable securities	380	328	1,779	1,472
Total interest expense	6,964	8,524	30,309	39,123

Net interest income	38,509	37,330	151,776	148,400
Provision for (recovery of) loan and lease losses	793	(396)	5,752	3,129
Net interest income after provision for
(recovery of) loan and lease losses	37,716	37,726	146,024	145,271

Noninterest income:
Trust fees	4,091	4,022	16,498	16,327
Service charges on deposit accounts	4,779	4,866	18,807	18,488
Mortgage banking income	2,893	1,504	8,357	3,839
Insurance commissions	1,443	1,377	5,494	4,793
Equipment rental income	4,176	5,500	18,796	23,361
Other income	3,104	3,283	12,660	12,665
Investment securities and other investment gains (losses)	88	(287)	580	1,399
Total noninterest income	20,574	20,265	81,192	80,872

Noninterest expense:
Salaries and employee benefits	20,931	20,012	82,599	77,261
Net occupancy expense	2,159	2,106	7,819	8,714
Furniture and equipment expense	4,251	3,701	15,406	14,130
Depreciation - leased equipment	3,293	4,400	15,202	18,650
Professional fees	1,851	2,006	6,083	5,508
Supplies and communication	1,536	1,431	5,701	5,453
FDIC and other insurance	886	913	3,602	4,421
Business development and marketing expense	1,307	1,578	4,232	4,032
Loan and lease collection and repossession expense	1,426	2,513	5,772	6,724
Other expense	2,077	2,127	5,120	7,461
Total noninterest expense	39,717	40,787	151,536	152,354

Income before income taxes	18,573	17,204	75,680	73,789
Income tax expense	6,227	6,022	26,047	25,594

Net income	$12,346	$11,182	$49,633	$48,195

The NASDAQ Global Select National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com